UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 25, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements for Non-Employee Directors

On January 25, 2013, the Compensation Committee of the Board of Directors, or the Compensation Committee, of VIVUS, Inc., or the Company, approved changes to the equity compensation arrangement for the Company’s non-employee directors, with the existing cash compensation arrangement remaining unchanged.  The new equity compensation arrangement will go into effect immediately.   Under the equity compensation arrangement, on or before December 1st of each fiscal year, each non-employee director will elect to receive either a stock option or restricted stock units, or RSUs, as equity compensation for the next fiscal year.  New members would make an initial election upon appointment or election to the Board of Directors.  All of our non-employee directors have elected to receive RSUs for fiscal year 2013.

Following the initial appointment or election to the Board of Directors, each non-employee director will be granted either (i) a non-qualified stock option to purchase 32,000 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock as of the date of grant, or the Initial Option, or (ii) 20,000 RSUs, or the Initial RSUs.  Initial Options vest as to one-fourth (1/4th) of the shares on each anniversary of the date of grant over a period of four (4) years so long as the non-employee director continues service to the Company on such dates.  Initial RSUs vest as to one-fourth (1/4th) of the units on each anniversary of the date of grant over a period of four (4) years so long as the non-employee director continues service to the Company on such dates.

Thereafter, provided that the non-employee director is re-elected to the Board of Directors and has served as a director for at least six (6) months as of such election date, each such non-employee director will be granted on the date of the Annual Meeting of Stockholders either (i) a non-qualified stock option to purchase 8,000 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock as of the date of grant, or the Subsequent Option, or (ii) 5,000 RSUs, or the Subsequent RSUs.  Subsequent Options begin to vest at the rate of 12.5% per month following the date of grant so long as the non-employee director continues service to the Company on such date.  Subsequent RSUs vest 100% on the one (1) year anniversary of the date of grant so long as the non-employee director continues service to the Company on such date.

In addition, at the first meeting of the Compensation Committee during each fiscal year, each non-employee director is also eligible to receive either (i) a non-qualified stock option to purchase up to 35,000 shares of Common Stock with an exercise price equal to the fair market value of our Common Stock as of the date of grant, or the Discretionary Option, or (ii) up to 21,125 RSUs, or the Discretionary RSUs.  Discretionary Options vest at a rate of 12.5% per month on the first day of each month following the date of grant so long as the non-employee director continues service to the Company on such date.  Discretionary RSUs vest 100% on the one (1) year anniversary of the date of grant so long as the non-employee director continues service to the Company on such date.  On January 25, 2013, the Compensation Committee approved Discretionary RSUs for each of Charles J. Casamento, Mark B. Logan, Ernest Mario, Ph.D. and Linda M. Dairiki Shortliffe, M.D. for 21,125 of the Company’s RSUs.

Under the cash compensation arrangement, each non-employee director will receive an annual retainer of $101,400, with the Chairman of the Board receiving an additional $17,000 per year, the Chairman of the Compensation Committee receiving an additional $17,000 per year and the Chairman of the Audit Committee receiving an additional $22,000 per year.  The annual retainers are paid in equal quarterly installments.

Cash Bonus Payments and Stock Option Awards for Named Executive Officers

On January 25, 2013, the Compensation Committee authorized and approved cash bonus payments pursuant to a Company employee annual bonus plan for fiscal year 2012 adopted on the same date, or the Annual Bonus Plan, and stock option awards to certain of the Company’s employees, including named executive officers Leland F. Wilson, Chief Executive Officer, Peter Y. Tam, President, Timothy E. Morris, Senior Vice President, Finance and Global Corporate Development and Chief Financial Officer, Michael P. Miller, Senior Vice

President and Chief Commercial Officer, Guy P. Marsh, Vice President, U.S. Operations and General Manager, Wesley W. Day, Ph.D., Vice President, Clinical Development and John L. Slebir, Vice President, Business Development and General Counsel and Secretary.  The stock option award for Mr. Wilson was also authorized and approved pursuant to the terms of the employment agreement between the Company and Mr. Wilson dated December 20, 2007, as amended to date, or the Employment Agreement.  The following table sets forth the specific cash bonus payments under the Annual Bonus Plan (including the specific cash bonus payments under a specific performance incentive plan, or Incentive Bonus Plan, approved by the Compensation Committee in January 2012) and stock option awards authorized and approved for each of Messrs. Wilson, Tam, Morris, Miller, Marsh and Slebir and Dr. Day:

Named Executive Officers (1)	Cash Bonus Payments(2)	Stock Option Awards (3)
Leland F. Wilson	$405,900	200,000
Peter Y. Tam	$395,134	140,000
Timothy E. Morris	$251,466	110,000
Michael P. Miller	$228,564	90,000
Guy P. Marsh	$197,443	110,000
Wesley W. Day, Ph.D.	$205,281	50,000
John L. Slebir	$183,081	70,000

(1)	These individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on April 25, 2012.

(2)

For Mr. Wilson, the cash bonus payment amount includes the amount paid under the Incentive Bonus Plan for the achievement in calendar year 2012 of items (i) and (iii) below only. For Messrs. Tam, Morris, Miller, Marsh and Slebir and Dr. Day, the cash bonus payment amount includes the amount to be paid under the Annual Bonus Plan and the amount paid under the Incentive Bonus Plan for the achievement in calendar year 2012 of items (i) and (iii) below. Under the Incentive Bonus Plan, all of the Company’s employees, including the Company’s principal executive officer, principal financial officer and named executive officers, were eligible to receive a cash bonus payment for each of (i) U.S. Food and Drug Administration, or FDA, approval of the New Drug Application, or NDA, for Qsymia in the U.S., (ii) a final positive opinion from the Committee for Medicinal Products for Human Use, or CHMP, on the Marketing Authorization Application, or MAA, for Qsymia in the EU and (iii) FDA approval of the NDA for STENDRA in the U.S., occurring, if at all, during calendar year 2012. In order to be eligible under the plan, an employee had to be a full-time active employee as of January 27, 2012 and the date during 2012 on which the qualifying approval occurred. Under the Incentive Bonus Plan, each eligible employee received (a) a cash bonus payment at a rate equal to 60% of such eligible employee’s cash bonus potential for 2012 for item (i) above and (b) a cash bonus payment at a rate equal to 40% of such eligible employee’s cash bonus potential for 2012 for item (iii) above.

(3)

The shares of common stock subject to each stock option shall vest and become exercisable over four (4) years as follows: 25% of the shares on the one (1) year anniversary of the date of grant, with one forty-eighth (1/48th) of the total number of shares subject to vesting and becoming exercisable at the end of each month thereafter, subject to the optionee’s continued service to the Company on such dates. Each stock option has an exercise price of $12.39 per share, a 10-year term from the date of grant and an exercise period equal to 12 months from termination of the optionee’s service to the Company.

The Compensation Committee, in its sole discretion, authorized and approved the cash bonuses under the Annual Bonus Plan for each of the named executive officers.  Bonuses were calculated using a formula that includes: (a) the individual’s salary, (b) the individual’s target bonus, and (c) such other discretionary factors as the Compensation Committee determined appropriate given the performance of the Company, and the participant’s contribution to the Company’s overall performance, including the achievement of various corporate objectives.

Increases to Base Salary Compensation for Named Executive Officers

On January 25, 2013, the Compensation Committee conducted its annual review of the base salaries of the Company’s officers and employees, including its named executive officers.  The review of Mr. Wilson’s base salary was also conducted pursuant to the terms of the Employment Agreement.  The following table sets forth the 2013 annual base salaries authorized and approved for each of Messrs. Wilson, Tam, Morris, Miller, Marsh and Slebir and Dr. Day:

Named Executive Officers (1)	2012 Base Salary	2013 Base Salary
Leland F. Wilson	$738,000	$738,000
Peter Y. Tam	$545,012	$577,713
Timothy E. Morris	$433,563	$455,241
Michael P. Miller	$394,076	$407,869
Guy P. Marsh	$340,419	$369,887
Wesley W. Day, Ph.D.	$404,495	$419,664
John L. Slebir	$360,750	$398,788

(1)	These individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on April 25, 2012.

Other Compensation for Named Executive Officers

On January 25, 2013, the Compensation Committee approved the eligibility of the Company’s named executive officers to receive annual cash payments for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with such eligibility being a percentage of each such named executive officer’s base salary.  The following table sets forth the 2013 percentage of base salary authorized and approved for each of Messrs. Wilson, Tam, Morris, Miller, Marsh and Slebir and Dr. Day:

Named Executive Officers (1)	2012 Percentage of Base Salary	2013 Percentage of Base Salary
Leland F. Wilson	55%	60%
Peter Y. Tam	50%	55%
Timothy E. Morris	40%	50%
Michael P. Miller	40%	50%
Guy P. Marsh	40%	50%
Wesley W. Day, Ph.D.	35%	40%
John L. Slebir	35%	40%

(1)	These individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on April 25, 2012.

Other Compensation for Chief Executive Officer

On January 25, 2013, the Compensation Committee also approved the fourth amendment to Mr. Wilson’s Employment Agreement, or the Amendment.  Pursuant to the Amendment, the initial term of the Employment Agreement is increased from five (5) to seven (7) years commencing on June 1, 2007 and ending on June 1, 2014.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1*	Fourth Amendment dated January 25, 2013 to the Employment Agreement dated December 20, 2007 by and between the Registrant and Leland F. Wilson

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  January 30, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Fourth Amendment dated January 25, 2013 to the Employment Agreement dated December 20, 2007 by and between the Registrant and Leland F. Wilson

* Indicates a management contract or compensatory plan or arrangement.